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                                                               EXHIBIT 99.9

                        CONSENT OF JAMES P. KELLEY

   The undersigned hereby consents to the inclusion of his name in the Proxy Statement-Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of St. John Knits International, Incorporated ("SJKI") upon consummation of the merger of Pearl Acquisition Corp. with and into SJKI.

                                                 /s/ James P. Kelley

                                        Signature: ________________________

                                                    James P. Kelley

Date: April 26, 1999